UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 — Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Subscription Agreements, Unit Purchase Agreement, Registration Rights Agreement, and Warrants

On July 14, 2014, Pershing Gold Corporation (the “Company”) issued 2,461,760 Units, with each Unit comprised of one share of Common Stock and a 30 month warrant (the “Warrant”) to purchase 0.4 of a share of Common Stock (the “Warrant Shares”) at an exercise price of $0.45, for a total of 2,461,760 shares of Common Stock and Warrants to acquire an additional 984,700 shares of Common Stock, all pursuant to subscription agreements (each, a “Subscription Agreement”) and a unit purchase agreement (the “Unit Purchase Agreement”) entered into with several accredited investors.  The gross proceeds totaled approximately $0.8 million and the net proceeds totaled approximately $0.7 million.  The private placement is in addition to the Units that were previously issued by the Company on July 2, 2014 (the “July 2, 2014 Closing”) as disclosed in its Current Report on Form 8-K filed on July 9, 2014.  The terms of the agreements entered into in connection with this private placement, including the Warrant, Subscription Agreements, Unit Purchase Agreement, and Registration Rights Agreement entered into with the accredited investors, are the same as those entered into in connection with the previous private placement, all of which were described in the Company’s Current Report on Form 8-K filed on July 9, 2014.  Copies of the form of Warrant, Subscription Agreement, Unit Purchase Agreement, and Registration Rights Agreement are filed herewith as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively.

Item 3.02                                           Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, the Company issued 2,461,760 shares of Common Stock and Warrants to acquire an aggregate of 984,700 shares of Common Stock, for aggregate gross proceeds of approximately $0.8 million and net proceeds of approximately $0.7 million after commissions.  Certain FINRA broker-dealers acted on behalf of the Company and will be paid aggregate cash commissions of approximately $100,000 and will be issued 30 month warrants to purchase an aggregate of 241,252 shares of Common Stock at an exercise price of $0.34.  These cash commissions and 30 month warrants are in addition to the cash commissions paid and the 30 month warrants issued by the Company in connection with the July 2, 2014 Closing as disclosed in its Current Report on Form 8-K filed on July 9, 2014.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D for purposes of the private placement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Subscription Agreement among Pershing Gold Corporation and the accredited investors.
10.2	Unit Purchase Agreement among Pershing Gold Corporation and the accredited investors.
10.3	Registration Rights Agreement among Pershing Gold Corporation and the accredited investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 18, 2014

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Subscription Agreement among Pershing Gold Corporation and the accredited investors.
10.2	Unit Purchase Agreement among Pershing Gold Corporation and the accredited investors.
10.3	Registration Rights Agreement among Pershing Gold Corporation and the accredited investors.